                                                                      EXHIBIT 4.2

                   COMMON STOCK     [LOGO]  IONICS                    COMMON STOCK
                   Par Value $1             ____________________      Par Value $1
 Number            Per Share                IONICS, INCORPORATED      Per Share
FBU______                           Incorporated under the laws of      [Shares]
                                    the Commonwealth of Massachusetts
                   This certificate    (see reverse for certain
                   is transferable          restrictions)             CUSIP ___________
                   in Boston or in                                    See Reverse for
                   New York City                                      Certain Definitions


                   THIS CERTIFIES THAT


                   is the owner of

                                      CERTIFICATE OF STOCK
                   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                   Ionics, Incorporated, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate property endorsed or assigned.

                   This certificate and the shares represented hereby are subject to the laws of
                   The Commonwealth of Massachusetts and to the Restated Articles of Organization
                   and By-laws of the Corporation, as from time to time amended.

                   This certificate is not valid until countersigned and registered by the
                   Transfer Agent and Registrar.

                   In Witness Whereof, Ionics, Incorporated has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with a facsimile of its corporate seal.

[CORPORATE SEAL]   Dated

                   /s/Theodore G. Papastavros                        /s/Arthur L. Goldstein
                   __________________________                        ______________________
                   Treasurer                                         Chairman and Chief
                                                                     Executive Officer

                   COUNTERSIGNED AND REGISTERED:
                      STATE STREET BANK AND TRUST COMPANY

                   By               Transfer Agent
                                     and Registrar


                                    Authorized Signature

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     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Renewed Rights Agreement between Ionics, Incorporated (the "Company") and BankBoston, N.A. (the "Rights Agent") dated as of August 19, 1997, as the same may be amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common          UNIF GIFT MIN ACT -- _________Custodian_________
     TEN ENT -- as tenants by the entireties                        (Cust)           (Minor)
     JT TEN  -- as joint tenants with right                         under Uniform Gifts to Minors
                of survivorship and not as                          Act____________
                tenants in common                                       (State)
                   Additional abbreviations may also be used though not in the above list.













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For value received_____hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
[                                   ]___________________________________
________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_________________________________________________________________
________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated_________________

                             ______________________________
                             NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) guaranteed:

____________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks stockbrokers, savings and loan associations with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.















/63